Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(2,061,284)
Unrealized Gain (Loss) on Market Value of Futures	821,882
Dividend Income	926
Interest Income	1,362
ETF Transaction Fees	1,750
Total Income (Loss)	$(1,235,364)

Expenses
General Partner Management Fees	$44,338
Professional Fees	15,688
Brokerage Commissions	12,642
Directors' Fees and insurance	719
NYMEX License Fee	1,108
Total Expenses	74,495
Expense Waiver	(19,073)
Net Expenses	$55,422
Net Income (Loss)	$(1,290,786)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/20	$99,240,638
Withdrawals (800,000 Shares)	(15,810,116)
Net Income (Loss)	(1,290,786)

Net Asset Value End of Month	$82,139,736
Net Asset Value Per Share (4,100,000 Shares)	$20.03

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596